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                                                             Exhibit (23)(j)(4)

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[LOGO of VENABLE LLP] Two Hopkins Plaza, Suite 1800  Telephone 410-244-7400 www.venable.com
                      Baltimore, Maryland 21201-2978 Facsimile 410-244-7742
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December 20, 2005

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

   With respect to Post-Effective Amendment No. 43 to the Registration Statement on Form N-IA under the Securities Act of 1933, as amended, for Seligman Municipal Fund Series, Inc., on behalf of its Maryland Municipal Series, we have reviewed the material with respect to Maryland Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

   We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Maryland Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ Venable LLP
                                                  -----------------------------
                                                  Venable, LLP